Exhibit 5.1

[Date], 2026

SK hynix Inc.

2091, Gyeongchung-daero, Bubal-eup, Icheon-si, Gyeonggi-do, Republic of Korea

To whom it may concern:

Re: SK hynix Inc. – American Depositary Shares

We have acted as Korean legal counsel to SK hynix Inc., a corporation (jusik hoesa) organized under the laws of the Republic of Korea (the “Company”), in connection with the underwritten public offering and sale by the Company of certain new common shares, with par value Korean Won 5,000 per share, of the Company (the “Shares”) in the form of American Depositary Shares (the “ADSs”), as described in the Company’s Registration Statement on Form F-1 (including all exhibits thereto and as amended from time to time, the “Registration Statement”), as filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

For the purpose of rendering this opinion, we have examined the Registration Statement, the articles of incorporation of the Company, the corporate registry of the Company, relevant board resolutions, and such other documents as we have deemed necessary.

In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the legal capacity of all natural persons, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion, we assumed that the Shares will be offered in the manner and on the terms identified or referred to in the Registration Statement.

Based on the foregoing, we are of the opinion that:

a)	the Company is duly incorporated, validly existing, and in good standing under the laws of the Republic of Korea; and

b)

the Shares have been duly and validly authorized, and when the Shares are issued and delivered in exchange for payment in full to the Company of all considerations required therefor, in the manner and on the terms described in the Registration Statement and in accordance with the proceedings described therein, such Shares will be duly and validly issued, fully paid and non-assessable.

This opinion is limited to the laws of the Republic of Korea as currently in force. We assume no obligation to update this opinion for any changes in law or fact occurring after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus forming a part thereof. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

SHIN & KIM LLC

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